UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

July 23, 2010

Date of Report (Date of earliest event reported)

RENASANT CORPORATION

(Exact name of registrant as specified in its charter)

Mississippi	001-13253	64-0676974
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

209 Troy Street, Tupelo, Mississippi 38804-4827

(Address of principal executive offices)(Zip Code)

Registrant’s Telephone Number, including area code: (662) 680-1001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

In connection with Renasant Bank’s acquisition of specified assets and assumption of specified liabilities of Crescent Bank & Trust Company of Jasper, Georgia (“Crescent Bank”) from the Federal Deposit Insurance Corporation (the “FDIC”), as receiver of Crescent Bank, which Renasant Corporation (the “Company”) announced via press release on July 23, 2010, the Company expects to record a bargain purchase gain of approximately $30 million, after tax. The Company’s calculation of the amount of gain is based on preliminary information which is subject to final settlement with the FDIC and on the completion of the Company’s estimations of the fair value of the assets and liabilities of Crescent Bank that the Company acquired and assumed, respectively, from the FDIC. Therefore, this amount is subject to change.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENASANT CORPORATION

Date: July 26, 2010	By:	/s/ Stuart R. Johnson
Stuart R. Johnson
Senior Executive Vice President and Chief Financial Officer